Exhibit 99.1

XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 08
Bermuda

Phone	(441) 292 8515
Fax	(441) 292 5280

Press Release

Contact:	David R. Radulski	Carol Parker-Trott
	Investor Relations	Media Relations
	(441) 294 7460	(441) 294 7290

XL CAPITAL LTD ANNOUNCES PROPOSED REDOMESTICATION TO IRELAND FROM THE CAYMAN ISLANDS

HAMILTON, Bermuda, January 12, 2010 - XL Capital Ltd (“XL” or “the Company”) (NYSE:XL) announced today that it proposes to change the parent holding company’s place of incorporation to Ireland from the Cayman Islands, with the parent holding company to be renamed “XL Group plc”.

XL’s Chief Executive Officer, Michael S. McGavick, said: “We believe that changing XL’s place of incorporation from the Caymans to Ireland is in the best interests of XL and our shareholders. Among other benefits, we believe the proposed move will reduce certain risks that may impact us and offer us the opportunity to reinforce our reputation, which is one of our key assets, and to better support our global business platforms. The new “XL Group” name is desirable to reflect our exclusive focus on providing property, casualty and specialty insurance and reinsurance products for our customers’ complex risks.”

To effect the redomestication, a new Irish public limited company, XL Group plc, would replace XL Capital Ltd as the ultimate holding company of the XL group of companies, and the Company’s ordinary shareholders would receive one ordinary share of the new Irish company in lieu of each ordinary share of the Company held by them. XL expects to submit the proposal for redomestication, along with related proposals, to its shareholders in the next several months and complete the transaction on July 1, 2010. The proposed redomestication will be subject to approval by the Company’s ordinary shareholders and the Grand Court of the Cayman Islands, as well as satisfaction of other conditions.

XL has operated in Ireland for most of its corporate history and is very familiar with its regulatory and legal environment. Ireland has strong international relationships as a member of the Organisation for Economic Co-Operation and Development (OECD) and the European Union, a long history of international investment, and long-established commercial relationships, trade agreements and tax treaties with the other European Union member states, the United States and other countries around the world. As a result, XL believes Ireland offers a stable long-term legal and regulatory environment with the financial sophistication to meet the needs of XL’s global business.

XL does not expect the redomestication will have any material impact on its financial results. XL will continue to be registered with the U.S. Securities and Exchange Commission (“SEC”) and be subject to SEC reporting requirements. Further, the Company will continue to be subject to the mandates of the Sarbanes-Oxley Act of 2002 and the applicable corporate governance rules of the New York Stock Exchange (“NYSE”), and will continue to report its financial results in U.S. dollars and under U.S. generally accepted accounting principles, in addition to any reporting requirements under Irish law. The Company’s shares will continue to trade on the NYSE under the ticker symbol “XL”.

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This communication is being made in respect of the proposed redomestication. In connection with the proposed redomestication, XL has today filed a proxy statement in preliminary form with the SEC, and XL will mail the definitive proxy statement to its shareholders when available. Security holders are urged to read the definitive proxy statement regarding the proposed redomestication when it becomes available because it will contain important information. You may obtain a free copy of the definitive proxy statement (when available) and other related documents filed by XL with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement (when it is available) and the other documents may also be obtained for free by accessing XL’s website at www.xlcapital.com by clicking on the link for “Investor Relations” and then clicking on the link for “SEC Filings”.

XL and its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the redomestication. You can obtain information about XL’s executive officers and directors in XL’s proxy statement for the 2009 annual general meeting filed with the SEC on March 9, 2009. You can obtain free copies of this document from XL using the contact information in this press release.

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Statements that are not historical facts, including statements about XL’s beliefs, plans or expectations, are forward-looking statements. Such statements include forward-looking statements both with respect to us in general, and to the insurance and reinsurance sectors (both as to underwriting and investment matters). These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. The factors that could cause actual results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of XL’s ordinary shareholders and the Grand Court of the Cayman Islands for, and to satisfy the other conditions to, the redomestication within the expected time frame or at all, our ability to realize the expected benefits from the redomestication, the occurrence of difficulties in connection with the redomestication, any unanticipated costs in connection with the redomestication and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in Ireland, the United States and other jurisdictions following the redomestication. The foregoing factors are in addition to those factors included in the “Risk Factors” section and elsewhere in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents on file with the SEC (including the proxy statement filed with the SEC in connection with the redomestication). There may be other risks and uncertainties that we are unable to predict at this time. XL expressly disclaims any obligation to update or revise these forward-looking statements, whether as a result of new information, future developments or otherwise.